Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

by and among

ATLAS PIPELINE PARTNERS, L.P.

and

THE PURCHASERS NAMED HEREIN

-i-

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2007 by and among Atlas Pipeline Partners, L.P., a Delaware limited partnership (“Atlas Pipeline Partners”), and each of the Purchasers set forth in Exhibit A (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Common Unit Purchase Agreement, dated as of June 1, 2007, by and among Atlas Pipeline Partners and the Purchasers (the “Purchase Agreement”);

WHEREAS, Atlas Pipeline Partners has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement; and

WHEREAS, it is a condition to the obligations of each Purchaser and Atlas Pipeline Partners under the Purchase Agreement that this Agreement be executed and delivered;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Atlas Pipeline Partners” has the meaning specified therefor in the introductory paragraph.

“Effectiveness Period” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Holder” means the record holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Liquidated Damages” has the meaning specified therefor in Section 2.01(a)(ii) of this Agreement.

“Liquidated Damages Multiplier” means the product of $44.00 times the number of Purchased Units purchased by such Purchaser.

“Losses” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book-running lead manager of such Underwritten Offering.

“Opt Out Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Parity Securities” has the meaning specified therefor in Section 2.02(b) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Purchaser” and “Purchasers” have the meanings specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means: (i) the Purchased Units, (ii) any Common Units issued as Liquidated Damages pursuant to this Agreement, and (iii) any Common Units issued pursuant to Section 5.01 of the Purchase Agreement.

“Registration Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Registration Statement” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Selling Expenses” has the meaning specified therefor in Section 2.06(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.07(a) of this Agreement.

“Target Effective Date” has the meaning specified therefor in Section 2.01(a)(i) of this Agreement.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which Units are sold to an underwriter on a firm commitment basis for reoffering to the public.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security: (a) when a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) two years after the Closing Date; (d) when such Registrable Security is held by Atlas Pipeline

Partners or one of its Subsidiaries; or (e) when such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Registration.

(a) Registration.

(i) Deadline To Become Effective. As promptly as practicable (but in no event later than 120 days following the Closing Date), Atlas Pipeline Partners shall prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force), with respect to all of the Registrable Securities (the “Registration Statement”). Atlas Pipeline Partners shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than 195 days following the Closing Date (the “Target Effective Date”). A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Atlas Pipeline Partners. Atlas Pipeline Partners will use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all such Registrable Securities are sold by the Purchasers and (ii) two years following the Closing Date (the “Effectiveness Period”). The Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) Failure To Become Effective. If the Registration Statement required by this Section 2.01 is not effective by the Target Effective Date, then each Purchaser shall be entitled to a payment with respect to such Purchaser’s Registrable Securities, as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-day period for the first 30 days following the Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-day period for each subsequent 30 days, up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within ten Business Days of the end of each such 30-day period. Liquidated Damages for any period of less than 30 days shall be prorated by multiplying Liquidated Damages to be paid in a full 30-day period by a fraction, the numerator of which is the number of days for which Liquidated Damages are owed, and the denominator of which is 30. Any Liquidated Damages shall be paid to each Purchaser in cash or immediately available funds; provided, however, if Atlas Pipeline Partners certifies that it is unable to pay Liquidated Damages in cash or immediately available funds because such payment would result in a breach under any of Atlas Pipeline Partners’ or Atlas Pipeline Partners’ Subsidiaries’ credit facilities or other indebtedness filed as exhibits to the Atlas Pipeline Partners SEC Documents, then Atlas

Pipeline Partners may pay the Liquidated Damages in kind in the form of the issuance of additional Common Units. Upon any issuance of Common Units as Liquidated Damages, Atlas Pipeline Partners shall promptly prepare and file an amendment to the Registration Statement prior to its effectiveness adding such Common Units to such Registration Statement as additional Registrable Securities. The determination of the number of Common Units to be issued as Liquidated Damages shall be equal to the amount of Liquidated Damages divided by the volume weighted average closing price of the Common Units (as reported by The New York Stock Exchange) for the ten trading days immediately preceding the date on which the Liquidated Damages payment is due, less a discount of 2%. Any obligation of Atlas Pipeline Partners to pay Liquidated Damages (other than Liquidated Damages owing but not yet paid) to a Purchaser shall cease two years following the Closing Date. As soon as practicable following the date that the Registration Statement or any post-effective amendment thereto becomes effective, but in any event within two Business Days of such date, Atlas Pipeline Partners shall provide the Purchasers with written notice of the effectiveness of the Registration Statement.

(iii) Waiver of Liquidated Damages. If Atlas Pipeline Partners is unable to cause a Registration Statement to become effective by the Target Effective Date as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then Atlas Pipeline Partners may request a waiver of the Liquidated Damages, which may be granted or withheld by the consent of the Holders of two-thirds of Purchased Units, voting as a single class, in their sole discretion.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Atlas Pipeline Partners may, upon written notice to all of the Selling Holders whose Registrable Securities are included in the Registration Statement, suspend such Selling Holders’ use of any prospectus which is a part of the Registration Statement (in which event each such Selling Holder shall cease offers and sales of the Registrable Securities pursuant to the Registration Statement) but such Selling Holder may settle any previously made sales of Registrable Securities, if (i) Atlas Pipeline Partners is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Atlas Pipeline Partners determines in good faith that Atlas Pipeline Partners’ ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (ii) Atlas Pipeline Partners has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of Atlas Pipeline Partners, would materially adversely affect Atlas Pipeline Partners; provided, however, in no event shall such Selling Holders be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Atlas Pipeline Partners shall (i) provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, (ii) promptly terminate any suspension of sales it has put into effect and (iii) take such other reasonable actions to permit sales of Registrable Securities as contemplated in this Agreement.

(c) Additional Rights to Liquidated Damages. If (i) the Holders shall be prohibited from selling their Registrable Securities under the Registration Statement as a result of a suspension pursuant to Section 2.01(b) of this Agreement in excess of the periods permitted therein or (ii) the Registration Statement is filed and effective but, during the Effectiveness

Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded by a post-effective amendment to the Registration Statement, a supplement to the prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act, then, until the suspension is lifted or a post-effective amendment, supplement or report is filed with the Commission and effective, but not including any day on which a suspension is lifted or such amendment, supplement or report is filed and effective, if applicable, the Holders shall be entitled to receive an amount equal to the Liquidated Damages, following (x) the date on which the suspension period exceeded the permitted period under Section 2.01(b) of this Agreement or (y) the date after the Registration Statement ceased to be effective or failed to be useable for its intended purposes, as liquidated damages and not as a penalty. For purposes of this Section 2.01(c), a suspension shall be deemed lifted on the date that notice that the suspension has been lifted or that a post-effective amendment is effective is delivered to the Holders pursuant to Section 3.01 of this Agreement.

(d) S-1 Filing. In addition to the rights provided in Section 2.01(a), if Atlas Pipeline Partners is not eligible to file a shelf registration statement on Form S-3 for all Registrable Securities within the time periods referenced in Section 2.01(a), one or more Holders collectively holding greater than $25 million of Registrable Securities, based on the Unit Price, may thereafter deliver written notice to Atlas Pipeline Partners that such Holders wish to register under the Securities Act an aggregate of at least $25 million of Registrable Securities, based on the Unit Price, specifying the amount and intended method of disposition of such Registrable Securities. Atlas Pipeline Partners will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its reasonable best efforts to effect the registration under the Securities Act of (i) such Registrable Securities which Atlas Pipeline Partners has been so requested to register by such Holders and (ii) all other Registrable Securities which Atlas Pipeline Partners has been requested to register by any other Holder (which request shall specify the amount and intended method of disposition of such Registrable Securities, including an Underwritten Offering) to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered.

Section 2.02 Piggyback Rights.

(a) Participation. If at any time Atlas Pipeline Partners proposes to file (i) a shelf registration statement other than the Registration Statement (in which event Atlas Pipeline Partners covenants and agrees to include thereon a description of the transaction under which the Purchasers acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Registration Statement contemplated by Section 2.01 of this Agreement and Holders may be included without the filing of a post-effective amendment thereto, or (iii) a registration statement, other than a shelf registration statement, in either case, for the sale of Common Units in an Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than three Business Days prior to the filing of (x) the initial preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (y) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (z) such registration statement, as the case may be, then Atlas Pipeline Partners shall give notice (including, but not limited to, notification by electronic mail)

of such proposed Underwritten Offering to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of Common Units (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Atlas Pipeline Partners has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have a material adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 2.02(b) of this Agreement. The notice required to be provided in this Section 2.02(a) to Holders shall be provided on a Business Day pursuant to Section 3.01 hereof and receipt of such notice shall be confirmed by such Holder. Each such Holder shall then have three Business Days after receiving such notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within the specified time, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Atlas Pipeline Partners shall determine for any reason not to undertake or to delay such Underwritten Offering, Atlas Pipeline Partners may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Atlas Pipeline Partners of such withdrawal up to and including the time of pricing of such offering. Each Holder’s rights under this Section 2.02(a) shall terminate when such Holder (together with any Affiliates of such Holder) holds less than $15 million, in aggregate, of Registrable Securities, based on the Unit Price. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt Out Notice”) to Atlas Pipeline Partners requesting that such Holder not receive notice from Atlas Pipeline Partners of any proposed Underwritten Offering; provided, that such Holder may later revoke any such notice.

(b) Priority of Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering of Common Units included in an Underwritten Offering involving Included Registrable Securities advises Atlas Pipeline Partners, or Atlas Pipeline Partners reasonably determines, that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Registrable Securities to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Atlas Pipeline Partners, or Atlas Pipeline Partners reasonably determines, can be sold without having such adverse effect, with such number to be allocated (i) first, to Atlas Pipeline Partners, and (ii) second, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other securities of Atlas Pipeline Partners having rights of registration on parity with the Registrable Securities (the “Parity Securities”). The pro rata allocations for each such Selling Holder shall be the product of (a) the aggregate number of

Registrable Securities proposed to be sold by all Selling Holders in such Underwritten Offering multiplied by (b) the fraction derived by dividing (x) the number of Registrable Securities owned on the Closing Date by such Selling Holder by (y) the aggregate number of Registrable Securities owned on the Closing Date by all Selling Holders and holders of Parity Securities participating in the Underwritten Offering.

Section 2.03 Sale Procedures. In connection with its obligations under this Article II, Atlas Pipeline Partners will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Registration Statement to become effective and to keep the Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that Atlas Pipeline Partners will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Registration Statement or any other registration statement contemplated by this Agreement or any prospectus to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Atlas Pipeline Partners of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Atlas Pipeline Partners agrees to as promptly as practicable amend or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension or proceedings related thereto. Each Selling Holder, upon receipt of notice from Atlas Pipeline Partners of the happening of any event of the kind described in this Section 2.03(e), shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by this Section 2.03(e) or until it is advised in writing by Atlas Pipeline Partners that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Atlas Pipeline Partners, such Selling Holder will deliver to Atlas Pipeline Partners (at Atlas Pipeline Partners’ expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Atlas Pipeline Partners are then listed;

(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Atlas Pipeline Partners to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(k) enter into customary agreements, take such other actions, and provide reasonable cooperation and access to management, as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;

(l) if requested by a Purchaser: (i) incorporate in a prospectus supplement or post-effective amendment such information as such Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement; and

(m) include in the plan of distribution section of a registration statement the following language with respect to the selling unitholders:

“The selling unitholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling unitholders or borrowed from the selling unitholders or others to settle those sales or to close out any related open borrowings of Units, and may use securities received from the selling unitholders in settlement of those derivatives to close out any related open borrowings of Units.”

(n) if the Purchasers are deemed to be “underwriters,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities pursuant to this Agreement, and any amendment or supplement thereof, then for a period of two years following the Closing Date, Atlas Pipeline Partners will cooperate with the Purchasers in allowing the Purchasers to conduct customary

“underwriter’s due diligence” with respect to Atlas Pipeline Partners and satisfy their obligations in respect thereof. In addition, for a period of one year following the Closing Date at the request of a Purchaser seeking to offer or sell Registrable Securities, Atlas Pipeline Partners will furnish to such Purchaser, on the date of the effectiveness of any Registration Statement covering the sale of such Purchaser’s Registrable Securities and thereafter no more often than on a quarterly basis, (i) a letter, dated such date, from Atlas Pipeline Partners’ independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, (ii) an opinion, dated as of such date, of counsel representing Atlas Pipeline Partners in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Purchaser and (iii) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Atlas Pipeline Partners addressed to such Purchaser. Atlas Pipeline Partners will also permit one legal counsel to such Purchaser(s) to review and comment upon any such Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any such Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects.

Section 2.04 Cooperation by Holders. Atlas Pipeline Partners shall have no obligation to include in the Registration Statement Registrable Securities of a Holder, or in an Underwritten Offering pursuant to Section 2.02 Registrable Securities of a Selling Holder, who has failed to timely furnish such information that Atlas Pipeline Partners determines, after consultation with counsel, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.05 Restrictions on Public Sale by Holders of Registrable Securities. For a period of 365 days from the Closing Date, each Holder of Registrable Securities agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering of equity securities by Atlas Pipeline Partners (except as provided in this Section 2.05); provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the executive officers or directors of Atlas Pipeline Partners on whom a restriction is imposed in connection with such public offering. In addition, the provisions of this Section 2.05 shall not apply with respect to a Holder that (A) owns less than $15 million, in aggregate, of Registrable Securities based on the Unit Price or (B) has delivered an Opt Out Notice to Atlas Pipeline Partners pursuant to Section 2.02(a) hereof; provided, further, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser other than the Participating Unit, so long as such other units are not acting on behalf of the Participating Unit and have not been provided with confidential information regarding Atlas Pipeline Partners by the Participating Unit.

Section 2.06 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Atlas Pipeline Partners’ performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Registration Statement pursuant to Section 2.01 hereof or an Underwritten Offering covered under this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and The New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses and the fees and disbursements of one counsel to the Holders and the independent public accountants for Atlas Pipeline Partners, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities.

(b) Expenses. Atlas Pipeline Partners will pay all reasonable Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering, whether or not any sale is made pursuant to such Underwritten Offering. In addition, except as otherwise provided in Section 2.07 hereof, Atlas Pipeline Partners shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.07 Indemnification.

(a) By Atlas Pipeline Partners. In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, Atlas Pipeline Partners will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Atlas Pipeline Partners’ securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Atlas Pipeline Partners will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such Selling Holder, its directors or officers or any underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Atlas Pipeline Partners, its directors and officers, and each Person, if any, who controls Atlas Pipeline Partners within the meaning of the Securities Act or of the Exchange Act, and its directors and officers, to the same extent as the foregoing indemnity from Atlas Pipeline Partners to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Registration Statement or any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.07. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which the indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.08 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Atlas Pipeline Partners agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Atlas Pipeline Partners available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Atlas Pipeline Partners under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise not available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Atlas Pipeline Partners, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.09 Transfer or Assignment of Registration Rights. The rights to cause Atlas Pipeline Partners to register Registrable Securities granted to the Purchasers by Atlas Pipeline Partners under this Article II may be transferred or assigned by any Purchaser to one or more transferee(s) or assignee(s) of such Registrable Securities or by total return swap; provided, however, that, except with respect to a total return swap, (a) unless such transferee is an Affiliate of such Purchaser or another Purchaser, each such transferee or assignee holds Registrable Securities in the amount of $15 million, based on the Unit Price, (b) Atlas Pipeline Partners is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, and (c) each such transferee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement.

Section 2.10 Limitation on Subsequent Registration Rights. From and after the date hereof, Atlas Pipeline Partners shall not, without the prior written consent of the Holders of Registrable Securities, (i) enter into any agreement with any current or future holder of any securities of Atlas Pipeline Partners that would allow such current or future holder to require Atlas Pipeline Partners to include securities in any registration statement filed by Atlas Pipeline Partners on a basis that is superior in any way to the piggyback rights granted to the Purchasers hereunder or (ii) grant registration rights to any other Person that would be superior to the Purchasers’ registration rights hereunder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a)	if to Atlas Pipeline Partners, to the address set forth on its signature page;

(b)	if to a Purchaser, to the address set forth on Exhibit A; and

(c)	if to a transferee of a Purchaser, to such Holder at the address provided pursuant to Section 2.09 hereof.

All such notices and communications shall be deemed to have been received: at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or electronic mail; and when actually received, if sent by courier service or any other means.

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Atlas Pipeline Partners or any successor or assign of Atlas Pipeline Partners (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement, including any issuance pursuant to Section 5.01 of the Purchase Agreement.

Section 3.05 Change of Control. Atlas Pipeline Partners shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. The Laws of the State of New York shall govern this Agreement without regard to principles of conflict of Laws.

Section 3.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Atlas Pipeline Partners set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Atlas Pipeline Partners and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and Atlas Pipeline Partners shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Purchase Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the Purchase Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

Address for notices:	Atlas Pipeline Partners GP, LLC
West Pointe Corporate Center I
1550 Coraopolis Heights Road, Second Floor
Moon Township, PA 15108

With copies to:	Ledgewood
1900 Market Street, Suite 750
Philadelphia, PA 19103
	Fax:	215-735-2513
	Attn:	Lisa A. Ernst

Jones Day
77 W. Wacker Drive
Chicago, IL 60601
	Fax:	312-782-8585
	Attn:	Timothy J. Melton

ATLAS PIPELINE HOLDINGS, L.P.

By:	Atlas Pipeline Holdings GP, LLC, its general partner

By:
Name:
Title:

ROYAL BANK OF CANADA by its agent
RBC Capital Markets Corporation

By:
Name:
Title:

By:
Name:
Title:

SWANK MLP CONVERGENCE FUND, LP

By:
Name:
Title:

THE CUSHING MLP OPPORTUNITY FUND I, LP

By:
Name:
Title:

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC, its general partner

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

MAGNETAR CAPITAL FUND, LP
By:	Magnetar Financial LLC, its general partner

By:
Name:
Title:

STRUCTURED FINANCE AMERICAS, LLC

By:
Name:
Title:

By:
Name:
Title:

LB I Group Inc.

By:
Name:
Title:

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.
By:	Lehman Brothers MLP Opportunity Associates L.P., its general partner
By:	Lehman Brothers MLP Opportunity Associates L.L.C., its general partner

By:
Name:
Title:

COBALT PARTNERS, LP
By:	Cobalt Management, LLC, its General Partner

By:
Name:
Title:

COBALT PARTNERS II, LP
By:	Cobalt Management, LLC, its General Partner

By:
Name:
Title:

GUGGENHEIM PORTFOLIO COMPANY XI, LLC
By:	Cobalt Capital Management, its Investment Manager

By:
Name:
Title:

COBALT CAPITAL SPV 2 LLC
By:	Cobalt Management, LLC, its General Partner

By:
Name:
Title:

CREDIT SUISSE MANAGEMENT LLC

By:
Name:
Title:

SUNLIGHT CAPITAL PARTNERS, LLC

By:
Name:
Title:

OMEGA ADVISORS, INC.*

By:
Name:
Title:

*	solely in its capacity as investment manager of the following entities and not in its individual corporate capacity:

Omega Capital Partners, L.P.

Omega Capital Investors, L.P.

Omega SPV Partners II, L.P.

Omega SPV Partners III, L.P.

Omega Equity Investors, L.P.

Beta Equities, Inc.

GS&Co Profit Sharing Master Trust

Presidential Life Corporation

The Ministers and Missionaries Benefit Board of American Baptist Churches

LEON G. COOPERMAN

By:

TOBY COOPERMAN

By:

MICHAEL COOPERMAN

By:

WATCHUNG ROAD ASSOCIATES, L.P.
By:

By:
Name:
Title:

WINGATE CAPITAL LTD.
By:	Citadel Limited Partnership, Portfolio Manger
By:	Citadel Investment Group, L.L.C., its General Partner

By:
Name:
Title:

BRAHMAN CAPITAL CORP.*

By:
Name:
Title:

*	solely in its capacity as investment manager of the following entities and not in its individual corporate capacity:

Braham Partners II, L.P.

Braham Partners III, L.P.

BY Partners, L.P.

Braham C.P.F. Partners, L.P.

Braham Partners IV, L.P.

THE BAUPOST GROUP, LLC*

By:
Name:
Title:

*	solely in its capacity as investment manager of the following entities and not in its individual corporate capacity:

Baupost Limited Partnership 1983 A-1

Baupost Limited Partnership 1983 B-1

Baupost Limited Partnership 1983 C-1

HP Institutional Limited Partnership

PB Institutional Limited Partnership

YB Institutional Limited Partnership

Baupost Value Partnership, L.P. – I

Baupost Value Partnership, L.P. – II

Baupost Value Partnership, L.P. – III

IRIDIAN ASSET MANAGEMENT LLC*

By:
Name:
Title:

*	solely in its capacity as investment manager of the following entities and not in its individual corporate capacity:

Iridian Principals Fund, LP

First Eagle Fund of America

TPG-AXON PARTNERS, LP
By:

By:
Name:
Title:

MORGAN STANLEY STRATEGIC INVESTMENTS, INC.

By:
Name:
Title:

UBS AG LONDON BRANCH

By:
Name:
Title: